UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2008

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2008, the Compensation Committee of the Board of Directors of Magellan Health Services, Inc. (the “Company”) authorized the grant of stock options and restricted stock units to members of management pursuant to the Company’s 2008 Management Incentive Plan (the “2008 MIP”), with such options and restricted stock units to be granted on March 5, 2008, pursuant to the Company’s equity award policy.  The awards to members of management and directors were subject to the approval of the 2008 MIP by the shareholders of the Company. The 2008 MIP was approved by the shareholders of the Company at the annual meeting of shareholders held on May 20, 2008.

As a result of the approval of the 2008 MIP by the Company’s shareholders, the Company issued stock options to Dr. Rene Lerer, Chief Executive Officer, Mark S. Demilio, Chief Financial Officer, Caskie Lewis-Clapper, Chief Human Resources Officer, Daniel N. Gregoire, the General Counsel, and Russell Petrella, President of Behavioral Health to purchase 206,781, 103,390, 27,099, 25,293 and 41,077 shares of the Company’s ordinary common stock, par value $0.01 (the “Ordinary Common Stock”), respectively, at an exercise price of $41.47 per share, vesting in three equal annual installments beginning on March 5, 2009.  Vesting is conditional on continued service to the Company.  The vesting of the options may accelerate upon a change in control of the Company, as provided in the pertinent award notice. Such options have a term of ten years from the date of grant and are otherwise on terms and conditions included in the form of Stock Option Agreement and Notice of Stock Option Award filed as Exhibits 10.1 and 10.2 respectively, to this Form 8-K.

Messrs. Lerer and Demilio, Ms. Lewis-Clapper, and Messrs. Gregoire and Petrella also received grants of restricted stock units for 22,305, 11,153, 2,923, 2,728 and 4,431 shares of Ordinary Common Stock.  Such restricted stock units vest in three equal annual installments beginning on March 5, 2009, provided that (i) the portion of the restricted stock unit awards which vest on March 5, 2009 shall not vest unless the Company has earnings per share for the year ended December 31, 2008 of at least $1.90 (“2008 EPS Target”), (ii) the portion of the restricted stock unit awards which vest on March 5, 2010 shall not vest unless the Company has earnings per share for the year ended December 31, 2009 of at least $2.00 per share (the “2009 EPS Target”) and the portion of the restricted stock unit awards which vest on March 5, 2011 shall not vest unless the Company has earnings per share for the year ended December 31, 2010 of at least $2.10 per share (the “2010 EPS Target”); provided further that: (a) if the Company meets the 2009 EPS Target, the restricted stock unit awards remaining unvested from the March 5, 2009 vesting date shall then become vested on March 5, 2010; (b) if the Company meets the 2010 EPS Target, any restricted stock unit awards remaining unvested hereunder from the March 5, 2009 and March 5, 2010 vesting dates shall then become vested on March 5, 2011; and (c) if the Company has earnings per share of at least $2.10 in any year after 2010, any restricted stock unit awards remaining unvested hereunder from the March 5, 2009, March 5, 2010 and March 5, 2011 vesting dates shall then become vested. Such restricted stock unit grants are otherwise on the terms and conditions included in the form of  Restricted Stock Unit Agreement and Notice of Grant of Restricted Stock Unit Award filed as Exhibits 10.3 and 10.4 respectively, to this Form 8-K.  The vesting of the restricted stock units may accelerate upon a change in control of the Company as provided in the pertinent award notice.

As previously contemplated, the Company also issued restricted stock awards on May 20, 2008 to all directors of the Company except for Dr. Rene Lerer, the Chief Executive Officer, and the Steven J. Shulman, Chairman of the Board of Directors, in accordance with the 2008 MIP and the Company’s director compensation policy.  Each such director received 3,382 shares of restricted stock, which will vest on May 20, 2009.  The vesting of the restricted stock may accelerate upon a change in control of the Company, as provided in the pertinent award notice.  Pursuant to the terms of his previously disclosed Transition Agreement dated as of February 19, 2008 with the Company, Mr. Shulman received an award of 13,528 shares of restricted stock on the same terms as provided to the other directors.

Item 9.01.                                              Financial Statements and Exhibits

(d)                                      Exhibits

Exhibit No.	Exhibit
10.1	Form of Stock Option Agreement relating to the 2008 MIP.

10.2	Form of Notice of Stock Option Grant pursuant to the 2008 MIP.

10.3	Form of Restricted Stock Unit Agreement relating to the 2008 MIP.

10.4	Form of Notice of Restricted Stock Unit Award pursuant to the 2008 MIP.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2008

MAGELLAN HEALTH SERVICES, INC.

/s/ Mark S. Demilio
Name:	Mark S. Demilio
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Form of Stock Option Agreement relating to the 2008 MIP.

10.2	Form of Notice of Stock Option Grant pursuant to the 2008 MIP.

10.3	Form of Restricted Stock Unit Agreement relating to the 2008 MIP.

10.4	Form of Notice of Restricted Stock Unit Award pursuant to the 2008 MIP.